Exhibit 10.34
KONTOOR BRANDS 401(K) SAVINGS PLAN

KONTOOR BRANDS, INC. AUTHORIZED OFFICER’S RESOLUTIONS

AMENDMENT NO. 4

    WHEREAS, pursuant to Section XV, Subsection (1) of the Kontoor Brands 401(k) Savings Plan (the “Plan”), Kontoor Brands, Inc, a North Carolina corporation (the “Company”), has reserved the right to amend or modify the Plan from time to time, by action of its authorized officer; and

    WHEREAS, Kontoor Brands, Inc. Retirement Plans Committee (the “Committee”) is the plan administrator of the Plan; and

    WHEREAS, the Company desires to amend the Plan to: (i) comply with the mandatory changes made by the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”); and (ii) comply with the hardship withdrawal changes made by the Bipartisan Budget Act of 2018 and the issuance of final regulations; and

    WHEREAS, pursuant to Section XIV, Subsection (2) of the Plan, the Company has delegated to its Vice President-Chief Human Resources Officer the authority and responsibility to perform, undertake, decide and implement the Company’s “settlor” functions and decisions with respect to and under the Plan.

    NOW, THEREFORE, BE IT RESOLVED: Section IX, Subsection (4)(b) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Notwithstanding anything to the contrary contained in this Plan, distribution of the vested balance in the Participant’s Account shall be made no later than April 1st of the calendar year following the calendar year in which the Participant (i) attains age 70½ (age 72 for a Participant who attains age 70½ after December 31, 2019) or (ii) terminates employment, whichever occurs later, or shall commence no later than such date and be payable over a period not extending beyond the life expectancy of such Participant or the life expectancies of such Participant and his Beneficiary; provided, however, that Subsection (4)(b)(ii) above shall not apply to an employee who was a five-percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the employee attains age 70½ (age 72 for a Participant who attains age 70½ after December 31, 2019).”

FURTHER RESOLVED: Section X, Subsection (2) of the Plan is hereby amended by adding the following new material to the end thereof:

“For hardship withdrawals made on and after January 1, 2020, the Participant must represent in writing (including by using an electronic medium as defined in Treasury Regulation Section 1.401(a)-21(e)(3)), or in such other form as prescribed by applicable law that he has insufficient cash or other liquid assets reasonably available to satisfy the need. The Plan Administrator may rely on the Participant’s written representation made pursuant to this Subsection (2), unless the Plan Administrator has actual knowledge to the contrary.”

FURTHER RESOLVED: Section X, Subsection (4) of the Plan is hereby amended by deleting the second paragraph thereof and replacing it with the following:

“Effective with respect to hardship withdrawals made on or after January 1, 2019, no withdrawal will be permitted unless the amount withdrawn is at least the lesser of $1,000 or 100% of the value of the Participant’s Basic Contributions (including any investment earnings thereon). The number of withdrawals for any Participant shall be determined by the Committee for any Plan Year and all Participants shall be treated in a uniform and non-discriminatory manner.”

FURTHER RESOLVED: Section XXII, Subsection (1)(b) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“Requirements of Treasury Regulations incorporated. All distributions required under this Section XXII will be determined and made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations

thereunder, which are specifically incorporated herein by reference, including the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) and Code Section 401(a)(9)(H) (as added by the SECURE Act) and the Treasury Regulations thereunder.”

FURTHER RESOLVED: Section XXII, Subsection (2)(b)(i) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½ (age 72 for a Participant who would have attained age 70½ after December 31, 2019), if later.”

FURTHER RESOLVED: Section XXII, Subsection (4)(b) of the Plan is hereby amended by adding the following new Subsection (4)(b)(iv):

“(iv) SECURE Act Compliance. Except as otherwise provided herein and notwithstanding the provisions of this Subsection (4)(b) to the contrary with respect to Participants who die after December 31, 2019, the entire interest of the Participant must be distributed to the designated beneficiary within ten years after the death of the Participant whether or not required minimum distributions had begun to the Participant prior to his or her death. Notwithstanding the foregoing, the ten-year period will not apply to any portion of the Participant’s Account payable to an eligible designated beneficiary (as defined in this Subsection (iv)) if such portion will be (1) distributed over the eligible designated beneficiary’s life or a period not exceeding his or her life expectancy and (2) such distributions begin within one year of the death of the Participant (or, if the eligible designated beneficiary is the surviving Spouse, no later than the date the Participant would have attained age 70½ (age 72 for a Participant who would have attained age 70½ after December 31, 2019). An eligible designated beneficiary is any designated beneficiary who is (i) the surviving Spouse, (ii) a child under the age of majority; (ii) disabled or chronically ill; or (iv) any other person who is not more than ten years younger than the Participant. The determination of whether a designated beneficiary is an eligible designated beneficiary is made as of the date of the Participant’s death. A child shall cease to be an eligible designated beneficiary as of the date the child reaches the age of majority and any remaining benefit payable to the child must be distributed within ten years of such date. A designated beneficiary shall cease to be an eligible designated beneficiary as of the date of his or her death and any remaining benefit payable to any beneficiary of such eligible designated beneficiary must be distributed within ten years of the date of death of the eligible designated beneficiary. The provisions of this Subsection (4)(b)(iv) shall at all times be interpreted in accordance with Code Section 401(a)(9)(H).”

FURTHER RESOLVED: Appendix F, Article III, Section 3.1 of the Plan is hereby amended by adding the following new material to the end thereof:

“The 6-month suspension of Basic Contributions and employee contributions following receipt of a hardship distribution required by this Section 3.1 shall no longer apply beginning January 1, 2019.”

FURTHER RESOLVED: Appendix J, Article III, Section 3.2(f) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“(f) Effective with respect to hardship withdrawals made on or after January 1, 2019, expenses for the repair or damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income).”

FURTHER RESOLVED: Unless otherwise provided, the foregoing amendments shall be effective on January 1, 2020.

FURTHER RESOLVED: The provisions of the Plan are hereby modified to conform with this Plan Amendment, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

FURTHER RESOLVED: The Committee shall be, and hereby is, authorized and directed to take such action as may be necessary and appropriate to carry out and implement this Plan Amendment and these resolutions.

FURTHER RESOLVED: All of the acts of all of the officers and employees of the Company and the members and representatives of the Committee, whether heretofore or hereafter taken or done, which are in conformity with the intent and purposes of these resolutions, shall be and the same hereby are, in all respects ratified, approved and confirmed.

IN WITNESS WHEROF, the Company has caused these Authorized Officer’s Resolutions to be adopted and executed by its duly authorized officer on May 29, 2020.

KONTOOR BRANDS, INC.

By: /s/ Scott Shoener
Scott Shoener
Executive Vice President – Chief Human Resources Officer

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